Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
NeoPhotonics Corporation
San Jose, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-258863 and 333-213967) and Form S-8 (Nos 333-256984, 333-238938, 333-236970, 333-233032, 333-230859, 333-223661, 333-217211, 333-210399, 333-202942, 333-197657, 333-189577, 333-179453, 333-177306 and 333-172031) of NeoPhotonics Corporation of our reports dated February 24, 2022, relating to the consolidated financial statements, and the effectiveness of NeoPhotonics Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

February 24, 2022